UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2016
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OpGen, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification No.)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
 (Address of principal executive offices, including zip code)

(240) 813-1260
 (Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
On October 17, 2016, AdvanDx, Inc. ("AdvanDx"), a wholly owned subsidiary of OpGen, Inc. (the "Company") executed a Lease Extension #6 to the Lease Agreement between the Company and Cummings Properties, LLC with respect to extension of the existing lease for AdvanDx's facility in Woburn Massachusetts (as amended, the "Woburn Lease").  The Lease Extension extends the term of the Woburn Lease for five years, such that the Woburn Lease extends until January 30, 2022.  The Company expects the aggregate rent will be approximately $2.2 million over the five year term, subject to annual cost of living adjustments.  Prior to execution of the Lease Extension, the lease of the Woburn facility had been a short term lease since the Company's acquisition of AdvanDx in July 2015.  The Company manufactures its rapid pathogen ID products and has research and development labs at the Woburn facility.
The Company will file the Woburn Lease as an exhibit to its quarterly report on Form 10-Q for the period ended September 30, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OpGen, Inc.

By:	/s/ Timothy C. Dec
	Name:	Timothy C. Dec
	Title:	Chief Financial Officer
Date: October 20, 2016